EXHIBIT 5 and 23.1


             OPINION OF LEGAL COUNSEL RE: LEGALITY



                LANIER FORD SHAVER & PAYNE, P.C.
                         P.O. Box 2087
                    Huntsville, Alabama 35804
                        (256)535-1100


                          May 24, 1999




Intergraph Corporation
One Madison Industrial Park
Huntsville, Alabama  35894-0001

Gentlemen and Ladies:

     As counsel for Intergraph Corporation (herein called the "Corporation"), we are familiar with the records of the proceedings by which its Certificate of Incorporation has from time to time been amended, the records of the proceedings by which the shares of its common stock have from time to time been issued, and the proceedings by which shares of the Corporation's $.10 par value common stock were authorized and reserved for issuance under the Intergraph Corporation 1997 Stock Option Plan (herein called the "Plan") pursuant to exercises of options granted under the Plan.

     We have also reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion with respect to the matters covered hereby.

     Based upon the foregoing, we are of the opinion that the 5,000,000 shares of common stock of the par value of $.10 each of the Corporation that may be issued and sold from time to time upon the exercise of options granted in accordance with the Plan will be duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan and for a price of not less than $.10 per share, be validly issued, fully paid and nonassessable, and no personal liability will attach to the holders thereof under the laws of the State of Delaware in which the Corporation is incorporated and in the State of Alabama in which its principal place of business is located.

     We hereby consent to the use of our name in the Registration Statement (Form S-8), pertaining to the Plan as counsel who has passed upon the legality of the shares of common stock that may be issued and sold under the Plan, and to the use of this opinion as a part of such Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.

                         Sincerely,

                         LANIER FORD SHAVER & PAYNE P.C.


                         By: /s/ Elizabeth W. Abel
                            ----------------------------
                              Elizabeth W. Abel
                              Member-Shareholder